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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the Registration Statements of Mattel, Inc. on Form S-8 (No. 33-52723, No. 33-14717, No. 33-51454, No. 33-34920
and No. 33-57082) and on Form S-3 (No. 33-40434 and No. 33-46947) of our report dated February 4, 1993, on our audit of the consolidated financial statements and financial statement schedules of Fisher-Price, Inc. as of January 3, 1993 and for the fiscal year then ended, which report is included in this Annual Report on Form 10-K.




/s/ COOPERS & LYBRAND
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Rochester, New York
March 22, 1994